Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-KSB for the fiscal year ended December 31, 2004 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Perficient, Inc. (the “Company”), hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John T. McDonald

John T. McDonald
Chief Executive Officer
March 31, 2005
/s/ Michael D. Hill

Michael D. Hill
Chief Financial Officer
March 31, 2005